                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                          SECURITIES OWNED
                                                       COUNTRY OR     ------------------------
                                                        STATE OF                      PERCENT
                        NAME                          INCORPORATION      CLASS       OWNERSHIP
                        ----                          -------------      -----       ---------
Honeywell Inc.......................................  Delaware        Common Stock     100
AlliedSignal International Finance Corporation......  Delaware        Common Stock     100
Honeywell Technology Solutions Inc..................  Delaware        Common Stock     100
Honeywell Intellectual Properties Inc...............  Arizona         Common Stock     100
Honeywell Specialty Wax & Additives Inc.............  Delaware        Common Stock     100
ASI Specialty Chemicals, L.L.C......................  Delaware        Common Stock     100
Grimes Holdings Inc.................................  Delaware        Common Stock     100
Prestone Holdings Inc...............................  Delaware        Common Stock     100

                              -------------------

    The names of the Registrant's other consolidated subsidiaries, which are primarily totally-held by the Registrant, are not listed because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.